News Release

OP Bancorp Reports First Quarter 2026 Net Income of $7.2 Million, Diluted EPS of $0.48
compared with Fourth quarter 2025 net income of $7.0 million, diluted EPS of $0.47, and first quarter 2025 net income of $5.6 million, diluted EPS of $0.37
Higher revenue; improved operating efficiency

Los Angeles, CA (April 23, 2026) — OP Bancorp (the “Company”) (NASDAQ: OPBK), parent company of Open Bank, today reported:

($ in thousands, except per share data)	As of and For the Quarter			First Quarter Highlights
	1Q2026	4Q2025	1Q2025	Comparisons reflect 1Q26 vs. 4Q25
Income Statement:				Income Statement
Net interest income	$20,523	$20,863	$17,418	• Revenue continued to grow. •Net income increased 3%, benefiting from higher revenue and reductions in both provision and noninterest expenses. •Diluted EPS improved modestly by $0.01.
Noninterest income	4,032	3,418	4,816
Revenue	24,555	24,281	22,234
Provision for credit losses	412	463	736
Noninterest expense	14,233	14,293	13,814
Net income	$7,234	$7,038	$5,560
Diluted Earnings Per Share (“EPS”)	$0.48	$0.47	$0.37
Net interest margin (1)	3.19%	3.25%	3.01%
Efficiency ratio (2)	57.97	58.87	62.13
Balance Sheet:				Balance Sheet
Average loans (3)	$2,226,749	$2,204,232	$2,005,044	•Average loans increased 1%. •Average deposits increased 2%.
Average deposits	2,300,455	2,264,990	2,083,890
Credit Quality:				Credit Quality
Net (recoveries) charge-offs (1) to average gross loans	(0.01)%	(0.03)%	0.02%	•Net charge-offs remained at a low level.
Allowance for credit losses on loans to gross loans	1.27	1.28	1.24	•Allowance for credit losses to gross loans remained stable.
Selected Ratios:				Performance and Capital
Book value per share	$15.62	$15.31	$14.09	•Book value per share continued to rise, reflecting the Company’s growing net worth.
Return on average assets ("ROAA") (1)	1.08%	1.07%	0.92%	•ROAA, ROAE and stockholders’ equity to asset ratios improved, reflecting stable profitability and more efficient utilization of assets and equity.
Return on average equity ("ROAE") (1)	12.56	12.53	10.73
Stockholders' equity to asset ratio	8.62	8.60	8.36
Common equity tier 1 capital (“CET1”)	10.82	10.93	10.97	•CET1 remained robust, reflecting a solid capital position.

(1)Annualized.
(2)Represents noninterest expense divided by the sum of net interest income and noninterest income.
(3)Includes loans held-for-sale.

Sang K. Oh, President and Chief Executive Officer:
“We continued to deliver strong results that highlight the strength and resilience of our Company. Revenue grew steadily, supported by continued loan and deposit growth, along with higher noninterest income from increased gains on loan sales. Our disciplined expense management further enhanced performance, and overall credit quality remained sound and manageable with low net charge-offs. With a solid capital base, we are well-positioned for sustainable growth as we move into 2026,” said Sang K. Oh, President and Chief Executive Officer.

INCOME STATEMENT HIGHLIGHTS
Net Interest Income and Net Interest Margin

($ in thousands)	For the Three Months Ended			% Change 1Q2026 vs.
	1Q2026	4Q2025	1Q2025	4Q2025	1Q2025
Interest Income
Interest income	$38,537	$39,282	$34,859	(2)%	11%
Interest expense	18,014	18,419	17,441	(2)	3
Net interest income	$20,523	$20,863	$17,418	(2)%	18%

($ in thousands)	For the Three Months Ended						Average Yield/Rate Change 1Q2026 vs.
	1Q2026		4Q2025		1Q2025
	Interest Income/Expense	Average Yield/Rate(1)	Interest Income/Expense	Average Yield/Rate(1)	Interest Income/Expense	Average Yield/Rate(1)	4Q2025	1Q2025
Interest-earning Assets:
Loans	$34,879	6.33%	$35,921	6.48%	$31,689	6.39%	(15) bps	(6) bps
Total interest-earning assets	38,537	6.00	39,282	6.11	34,859	6.04	(11) bps	(4) bps
Interest-bearing Liabilities:
Interest-bearing deposits	16,845	3.83	17,324	3.97	16,608	4.31	(14) bps	(48) bps
Total interest-bearing liabilities	18,014	3.88	18,419	3.99	17,441	4.31	(11) bps	(43) bps
Ratios:
Net interest income / interest rate spreads	20,523	2.12	20,863	2.12	17,418	1.73	— bps	39 bps
Net interest margin		3.19		3.25		3.01	(6) bps	18 bps
Total deposits / cost of deposits	16,845	2.97	17,324	3.03	16,608	3.23	(6) bps	(26) bps
Total funding liabilities / cost of funds	18,014	3.04	18,419	3.09	17,441	3.27	(5) bps	(23) bps

(1)Annualized.

($ in thousands)	For the Three Months Ended						Average Yield Change 1Q2026 vs.
	1Q2026		4Q2025		1Q2025
	Interest Income	Average Yield(1)	Interest Income	Average Yield(1)	Interest Income	Average Yield(1)	4Q2025	1Q2025
Loan Yield Component:
Contractual interest rate	$34,254	6.22%	$35,010	6.31%	$31,323	6.32%	(9) bps	(10) bps
Accretion of SBA loan discount(2)	815	0.15	966	0.17	683	0.14	(2) bps	1 bps
Amortization of net deferred fees	127	0.02	(17)	(0.00)	(106)	(0.02)	2 bps	4 bps
Amortization of premium	(312)	(0.06)	(301)	(0.05)	(329)	(0.07)	(1) bps	1 bps
Amortization of premium - Home mortgage payoffs	(186)	(0.03)	(123)	(0.02)	(162)	(0.03)	(1) bps	— bps
Net interest recognized on nonaccrual loans	(94)	(0.02)	105	0.02	132	0.02	(4) bps	(4) bps
Prepayment penalty income and other fees(3)	275	0.05	281	0.05	148	0.03	— bps	2 bps
Yield on loans	$34,879	6.33%	$35,921	6.48%	$31,689	6.39%	(15) bps	(6) bps

(1)Annualized.
(2)Includes discount accretion from SBA loan payoffs of $370 thousand, $505 thousand and $193 thousand for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively.
(3)Includes prepayment penalty income of $98 thousand, $145 thousand and $67 thousand for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively, from Commercial Real Estate (“CRE”) and SBA loans.

First Quarter 2026 vs. Fourth Quarter 2025
Net interest income declined by $340 thousand, or 2%, primarily due to lower loan yields and two fewer accrual days, partially offset by balance-sheet growth and a special dividend on FHLB stock. As a result, the net interest margin contracted by 6 basis point to 3.19%.

◦Loans: Interest income decreased by $1.0 million, driven largely by a 15-basis-point decline in loan yields and two fewer accrual days, partially offset by a $22.5 million increase in average loan balances. The lower yield reflects the downward repricing of adjustable-rate loans and reduced rates on new originations following last year’s federal funds rate cuts. In addition, higher interest income reversals related to loans moving to nonaccrual status compared to the prior quarter further contributed to the decline in loan yields.
◦Deposits: Interest expense decreased by $479 thousand, primarily due to a 14-basis-point reduction in interest-bearing deposit costs and two fewer accrual days. This decrease was partially offset by a $51.4 million increase in average interest-bearing deposit balances.
◦Other investments: Interest income increased by $250 thousand, mainly due to a special dividend received on FHLB stock.

First Quarter 2026 vs. First Quarter 2025
Net interest income increased by $3.1 million, or 18%, driven primarily by balance-sheet growth and lower deposit rates. As a result, the net interest margin expanded by 18 basis points to 3.19%.
◦Loans: Interest income rose by $3.2 million, largely attributable to a $221.7 million increase in average loan balances, reflecting strong loan production and portfolio growth.
◦Deposits: Interest expense increased by $237 thousand, mainly due to a $221.9 million increase in average interest-bearing deposit balances. This increase was mostly offset by a 48-basis-point reduction in interest-bearing deposit costs, driven by the repricing of time deposits following the federal funds rate cuts.

Provision for Credit Losses

($ in thousands)	For the Three Months Ended			$ Change 1Q2026 vs.
	1Q2026	4Q2025	1Q2025	4Q2025	1Q2025
Provision for credit losses on loans	$400	$518	$687	$(118)	$(287)
Reversal of credit losses on off-balance sheet exposure	12	(55)	49	67	(37)
Provision for credit losses	$412	$463	$736	$(51)	$(324)

First Quarter 2026 vs. Fourth Quarter 2025
Provision for credit losses on loans decreased modestly by $118 thousand, primarily reflecting lower quantitative reserves driven by changes in portfolio conditions, partially offset by higher specific reserves related to increased nonaccrual CRE loans.
First Quarter 2026 vs. First Quarter 2025
Provision for credit losses on loans decreased by $287 thousand, primarily due to lower qualitative reserves resulting from shifts in portfolio characteristics, partially offset by the higher specific reserves associated with additional nonaccrual CRE loans.

Noninterest Income

($ in thousands)	For the Three Months Ended			% Change 1Q2026 vs.
	1Q2026	4Q2025	1Q2025	4Q2025	1Q2025
Noninterest Income
Service charges on deposits	$463	$462	$1,000	0%	(54)%
Loan servicing fees, net of amortization	722	650	1,007	11	(28)
Gains on sale of loans	2,050	1,573	2,019	30	2
Other income	797	733	790	9	1
Total noninterest income	$4,032	$3,418	$4,816	18%	(16)%

First Quarter 2026 vs. Fourth Quarter 2025
Noninterest income increased by $614 thousand, or 18%, primarily driven by higher gains on sale of loans.

◦Gains on Sale of Loans: Increased by $477 thousand, driven by higher premium rates and stronger SBA loan sale activity. The Bank sold $32.2 million in SBA loans at an average premium rate of 8.27%, compared with $28.5 million sold at an average premium rate of 6.98% in the prior period.

First Quarter 2026 vs. First Quarter 2025
Noninterest income decreased by $784 thousand, or 16%, primarily due to lower service charges on deposits and reduced loan servicing fees.
◦Service Charges on Deposits: Decreased by $537 thousand, largely reflecting lower balances in existing business analysis accounts and closure of certain currency exchange-related accounts during the third quarter of 2025.
◦Loan Servicing Fees, net of amortization: Decreased by $285 thousand, mainly due to higher amortization of servicing assets, driven by elevated payoff activity within the servicing portfolio.

Noninterest Expense

($ in thousands)	For the Three Months Ended			% Change 1Q2026 vs.
	1Q2026	4Q2025	1Q2025	4Q2025	1Q2025
Noninterest Expense
Salaries and employee benefits	$9,276	$9,244	$8,776	0%	6%
Occupancy and equipment	1,811	1,919	1,581	(6)	15
Data processing and communication	411	591	296	(30)	39
Professional fees	399	549	407	(27)	(2)
FDIC insurance and regulatory assessments	418	362	487	15	(14)
Promotion and advertising	120	(9)	156	NM	(23)
Directors’ fees	144	148	180	(3)	(20)
Foundation donation and other contributions	725	707	556	3	30
Other expenses	929	782	1,375	19	(32)
Total noninterest expense	$14,233	$14,293	$13,814	0%	3%

NM — Not meaningful

First Quarter 2026 vs. Fourth Quarter 2025
Noninterest expense remained stable, with no meaningful change from the prior period.

First Quarter 2026 vs. First Quarter 2025
Noninterest expense increased by $419 thousand, or 3%, primarily due to higher salaries and employee benefits, and increased occupancy and equipment, partially offset by lower other expenses.

◦Salaries and Employee Benefits: Increased by $500 thousand, mainly driven by staffing growth, annual salary adjustments effective April 2025, and higher benefits costs, including health insurance. This increase was partially offset by lower incentive accruals.
◦Occupancy and equipment: Increased by $230 thousand, primarily due to the expiration of a common-area-maintenance concession on a lease that benefited the prior period.
◦Other expenses: Decreased by $446 thousand, primarily reflecting lower business development and credit-related expenses.

Income Tax Expense

First Quarter 2026 vs. Fourth Quarter 2025
Income tax expense increased by $189 thousand to $2.7 million, with the effective tax rate rising to 27.0% from 26.1%.

First Quarter 2026 vs. First Quarter 2025
Income tax expense increased by $552 thousand to $2.7 million, with the effective tax rate declining to 27.0% from 27.6%. The increase in income tax expense was primarily attributable to higher pre-tax income.

BALANCE SHEET HIGHLIGHTS

Loans

($ in thousands)	As of			% Change 1Q2026 vs.
	1Q2026	4Q2025	1Q2025	4Q2025	1Q2025
CRE	$1,173,366	$1,132,223	$1,023,278	4%	15%
SBA	284,182	264,523	258,778	7	10
C&I	219,367	221,270	202,250	(1)	8
Home mortgage	556,952	574,300	559,543	(3)	0
Consumer & other	392	1,353	36	(71)	989
Gross loans	$2,234,259	$2,193,669	$2,043,885	2%	9%

The following table presents loan originations and the corresponding weighted average contractual rates for the periods indicated:

($ in thousands)	For the Three Months Ended						% Change in Amounts 1Q2026 vs.
	1Q2026		4Q2025		1Q2025		4Q2025	1Q2025
	Amount	Rate	Amount	Rate	Amount	Rate
CRE	$83,333	6.48%	$75,750	6.60%	$69,889	7.03%	10%	19%
SBA	33,528	7.99	26,748	8.52	18,206	8.81	25	84
C&I	8,489	7.00	6,870	6.57	506	8.18	24	1578
Home mortgage	7,059	6.03	7,020	6.45	74,004	6.42	1	(90)
Consumer and other	—	—	—	—	40	6.05	—	(100)
Gross loans (1)	$132,409	6.87%	$116,388	7.03%	$162,645	6.95%	14%	(19)%

(1)Excludes changes in line utilization.
The following table summarizes the loan activity for the periods indicated:

($ in thousands)	For the Three Months Ended
	1Q2026	4Q2025	1Q2025
Beginning Balance	$2,193,669	$2,151,217	$1,956,852
Originations	132,409	116,388	162,645
Net change in line utilization	28,712	34,191	12,841
Purchases	—	1,014	12,028
Sales	(29,438)	(28,549)	(36,086)
Payoffs & paydowns	(98,703)	(82,365)	(65,621)
Other	7,610	1,773	1,226
Total	40,590	42,452	87,033
Ending balance	$2,234,259	$2,193,669	$2,043,885

The following table presents the composition of gross loans by interest rate type accompanied with the weighted average contractual rates as of the periods indicated:

($ in thousands)	As of
	1Q2026		4Q2025		1Q2025
	%	Rate	%	Rate	%	Rate
Fixed rate	29%	5.70%	31%	5.65%	33%	5.53%
Hybrid rate	40	6.00	40	5.93	37	5.71
Variable rate	31	6.86	29	7.22	30	7.86
Gross loans	100%	6.18%	100%	6.22%	100%	6.29%

The following table presents the maturity of gross loans by interest rate type accompanied with the weighted average contractual rates for the periods indicated:

($ in thousands)	As of March 31, 2026
	Within One Year		One Year Through Five Years		After Five Years		Total
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
Fixed rate	$183,123	5.72%	$282,353	6.26%	$182,259	4.82%	$647,735	5.70%
Hybrid rate	—	—	189,039	4.94	712,525	6.28	901,564	6.00
Variable rate	108,892	7.00	197,491	6.78	378,577	6.87	684,960	6.86
Gross loans	$292,015	6.20%	$668,883	6.04%	$1,273,361	6.25%	$2,234,259	6.18%

Allowance for Credit Losses

The following table summarizes the activity in the allowance for credit losses for the periods presented:

($ in thousands)	As of and For the Three Months Ended			$ Change 1Q2026 vs.
	1Q2026	4Q2025	1Q2025	4Q2025	1Q2025
Allowance for credit losses on loans, beginning	$27,975	$27,299	$24,796	$676	$3,179
Provision for credit losses on loans	400	518	687	(118)	(287)
Gross charge-offs	(31)	—	(130)	(31)	99
Gross recoveries	62	158	15	(96)	47
Net recoveries (charge-offs)	31	158	(115)	(127)	146
Allowance for credit losses on loans, ending	$28,406	$27,975	$25,368	$431	$3,038

Allowance for credit losses on off-balance sheet exposure, beginning	$274	$329	$360	$(55)	$(86)
Provision for (reversal of) credit losses on off-balance sheet exposure	12	(55)	49	67	(37)
Allowance for credit losses on off-balance sheet exposure, ending	$286	$274	$409	$12	$(123)

Asset Quality

($ in thousands)	As of and For the Three Months Ended			% or Basis Point Change 1Q2026 vs.
	1Q2026	4Q2025	1Q2025	4Q2025	1Q2025
Accruing loans 30-89 days past due (1)	$9,311	$6,292	$6,452	48%	44%
As a % of gross loans	0.42%	0.29%	0.32%	13 bps	10 bps

Nonperforming loans (2)	$18,297	$14,071	$10,412	30%	76%
Nonperforming assets (2)	18,297	14,071	11,649	30	57
Nonperforming loans to gross loans	0.82%	0.64%	0.51%	18 bps	31 bps
Nonperforming assets to total assets	0.68	0.53	0.46	15 bps	22 bps

Criticized loans (3)(4)	$33,235	$32,060	$23,055	3.7%	44.2%
Criticized loans to gross loans	1.49%	1.46%	1.13%	3 bps	36 bps

Allowance for credit losses ratios:
As a % of gross loans	1.27%	1.28%	1.24%	(1) bps	3 bps
As a % of nonperforming loans	155	199	244	(44)%	(89)%
As a % of nonperforming assets	155	199	218	(44)	(63)
As a % of criticized loans	85	87	110	(2)	(25)
Net (recoveries) charge-offs (5) to average gross loans	(0.01)	(0.03)	0.02	2 bps	(3) bps

(1)Excludes the guaranteed portion of loans totaling $947 thousand and $3.2 million as of March 31, 2026 and December 31, 2025, respectively. There were no guaranteed portion as of March 31, 2025.
(2)Excludes the guaranteed portion of loans totaling $30.8 million, $20.9 million and $14.3 million as of March 31, 2026, December 31, 2025 and March 31, 2025, respectively.
(3)Excludes the guaranteed portion of loans totaling $35.9 million, $27.3 million and $17.2 million as of March 31, 2026, December 31, 2025 and March 31, 2025, respectively.
(4)Consists of special mention, substandard, doubtful and loss categories.
(5)Annualized.

Credit quality remained manageable during the period. The increase in nonperforming loans was primarily driven by a single isolated relationship, while overall credit performance continued to be stable. The allowance for credit losses on loans remained adequate at 1.27% of gross loans.
◦Accruing loans 30-89 days past-due increased by $3.0 million, primarily driven by $6.8 million inflows into this category, mainly SBA loans. This increase was partially offset by $2.3 million of SBA loans moving to nonaccrual status and $1.5 million returning to the 29-days-or-less past-due category.
◦Nonperforming loans increased by $4.2 million, primarily driven by a single $4.1 million CRE relationship that migrated to nonaccrual. This loan is currently in active resolution and is expected to be fully paid off by the second quarter of 2026.
◦Criticized loans increased by $1.2 million, primarily attributable to $2.9 million in loan downgrades. This increase was partially offset by an $872 thousand SBA note sale and $589 thousand in home mortgage loan payoffs.

Deposits

($ in thousands)	As of						% Change 1Q2026 vs.
	1Q2026		4Q2025		1Q2025
	Amount	%	Amount	%	Amount	%	4Q2025	1Q2025
Noninterest-bearing deposits	$546,550	24%	$520,865	23%	$552,797	25%	5%	(1)%
Money market deposits and others	398,756	17	388,066	17	385,080	18	3	4
Time deposits	1,381,988	59	1,371,616	60	1,251,994	57	1	10
Total deposits	$2,327,294	100%	$2,280,547	100%	$2,189,871	100%	2%	6%

Estimated uninsured deposits	$1,154,625	50%	$1,093,843	48%	$1,072,753	49%	6%	8%

As of March 31, 2026 vs. December 31, 2025
Total deposits increased by $46.7 million or 2%, reflecting growth across all major deposit categories. The growth in noninterest-bearing deposits reflects both new account openings and higher balances from existing customers. The increase in money market deposits and others was primarily due to higher balances from existing customers. Time deposit growth was largely attributable to new retail customers opening accounts, partially offset by a decline in wholesale CD balances.
As of March 31, 2026 vs. March 31, 2025
Total deposits increased by $137.4 million or 6%, primarily driven by growth of $130.0 million in time deposits. The increase in time deposits was largely due to new customers opening CD accounts, reflecting a preference for higher-yielding products.

The following table sets forth the maturity of time deposits as of March 31, 2026:

	As of March 31, 2026
($ in thousands)	Within Three Months	Three to Six Months	Six to Nine Months	Nine to Twelve Months	After Twelve Months	Total
Time deposits (greater than $250)	$159,075	$286,942	$157,995	$138,438	$703	$743,153
Time deposits ($250 or less)	303,647	159,114	99,555	74,733	1,786	638,835
Total time deposits	$462,722	$446,056	$257,550	$213,171	$2,489	$1,381,988
Weighted average rate	3.99%	3.92%	4.01%	3.78%	1.86%	3.94%

OTHER HIGHLIGHTS

Liquidity

The Company maintains ample access to liquidity, including highly liquid assets on our balance sheet and available unused borrowings from other financial institutions, including the Federal Reserve. The following table presents the Company's liquid assets and available borrowings as of dates presented:

($ in thousands)	1Q2026	4Q2025	1Q2025
Liquidity Assets:
Cash and cash equivalents	$160,260	$167,311	$198,861
Available-for-sale ("AFS") debt securities	209,006	192,785	182,480
Liquid assets	$369,266	$360,096	$381,341
Liquid assets to total assets	14%	14%	15%

Available Borrowings:
Federal Home Loan Bank ("FHLB") —San Francisco	$417,723	$443,629	$381,456
Federal Reserve Bank	204,140	208,859	217,563
Pacific Coast Bankers Bank	50,000	50,000	50,000
Zions Bank	25,000	25,000	25,000
First Horizon Bank	25,000	25,000	25,000
Total available borrowings	$721,863	$752,488	$699,019
Total available borrowings to total assets	27%	28%	28%

Liquid assets and available borrowings to total deposits	47%	49%	49%

Capital and Capital Ratios

On April 23, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.14 per share, representing a 17% increase from the prior quarterly dividend of $0.12 per share, on its common stock. The dividend is payable on or about May 21, 2026, to shareholders of record as of the close of business on May 7, 2026. The principal source of funds from which the Company pays dividends are the dividends received from the Bank. During the first quarter of 2026, no shares were repurchased under the repurchase program approved in August 2025.

	OP Bancorp(1)	Open Bank	Well- Capitalized Requirement	Minimum Capital Ratio+ Conservation Buffer(2)
Risk-Based Capital Ratios (3):
Total capital	13.17%	13.18%	10.00%	10.50%
Tier 1 capital	10.82	11.93	8.00	8.50
CET1 capital	10.82	11.93	6.50	7.00
Tier 1 leverage	9.07	10.00	5.00	4.00

(1)The capital requirements are only applicable to the Bank. The Company's ratios are included solely for comparison purpose.
(2)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonuses to executive officers. This buffer does not apply and is not included in the tier 1 leverage ratio.
(3)The Company’s March 31, 2026 regulatory capital ratios and risk-weighted assets are preliminary.

OP Bancorp					% or Basis Point Change 1Q2026 vs.
	1Q2026		4Q2025	1Q2025	4Q2025	1Q2025
Risk-Based Capital Ratios:
Total capital	13.17%	(1)	13.31%	12.22%	(14) bps	95 bps
Tier 1 capital	10.82	(1)	10.93	10.97	(11) bps	(15) bps
CET1 capital	10.82	(1)	10.93	10.97	(11) bps	(15) bps
Tier 1 leverage	9.07	(1)	8.99	9.22	8 bps	(15) bps
Risk-weighted Assets ($ in thousands)	$2,245,233	(1)	$2,174,801	$2,034,969	3%	10%

(1)The Company’s March 31, 2026 regulatory capital ratios and risk-weighted assets are preliminary.

ABOUT OP BANCORP

OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.” The Bank operates general commercial banking business in Los Angeles, Orange, and Santa Clara Counties in California, the Dallas metropolitan area in Texas, and Clark County in Nevada, serving small- and medium-sized businesses, professionals, and local residents with a particular focus on Korean and other Asian communities. The Bank currently operates twelve full-service branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Cerritos, Gardena, Buena Park, Garden Grove and Santa Clara, California, Carrollton, Texas and Las Vegas, Nevada. The Bank also has five loan production offices in Pleasanton, California, Atlanta, Georgia, Aurora, Colorado, Lynnwood, Washington, and Fairfax, Virginia. The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010. Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters set forth herein constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements that are not statements of historical fact are forward-looking, and readers should not construe these statements of assurances of expected or intended results, or of promises that management will take a given course of action or pursue the currently expected strategies and objectives. Forward-looking statements in this report include comments about the Company’s current business plans and expectations regarding future operating results, as well as management’s statements about expected future events and economic developments, plans, strategies and objectives. All such statements reflect the current intentions, beliefs and expectations of the Company’s executive management based on currently available information and current and expected market conditions. Forward-looking statements can sometimes be identified by the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. Readers should not construe these statements as assurances of a given level of performance, or as promises that we will take the actions our management currently expects.

Our forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected or could cause us to change plans or strategies or otherwise to take actions that differ from those we currently expect. The known risks and uncertainties that may have these effects are described in Part I, Item 1A, of our Annual Report on Form 10-K for the period ended December 31, 2025, and in our other filings with the Securities and Exchange Commission. You should read all forward-looking statements in the context of the foregoing and should not consider them to be reliable predictions of future events or as assurances of a particular level of performance or intended course of action. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact
Investor Relations
OP Bancorp
Jaehyun Park
EVP & CFO
213.593.4865
jaehyun.park@myopenbank.com

CONSOLIDATED BALANCE SHEETS (unaudited)

($ in thousands)	As of			% Change 1Q2026 vs.
	1Q2026	4Q2025	1Q2025	4Q2025	1Q2025
Assets
Cash and due from banks	$12,842	$10,911	$12,575	18%	2%
Interest-bearing deposits with banks	147,418	156,400	186,286	(6)	(21)
Cash and cash equivalents	160,260	167,311	198,861	(4)	(19)
AFS debt securities, at fair value	209,006	192,785	182,480	8	15
Other investments	17,213	17,208	16,517	0	4
Loans held-for-sale	9,498	11,443	4,555	(17)	109
CRE	1,173,366	1,132,223	1,023,278	4	15
SBA	284,182	264,523	258,778	7	10
C&I	219,367	221,270	202,250	(1)	8
Home mortgage	556,952	574,300	559,543	(3)	0
Consumer and other	392	1,353	36	(71)	NM
Gross loans	2,234,259	2,193,669	2,043,885	2	9
Allowance for credit losses on loans	(28,406)	(27,975)	(25,368)	2	12
Net loans	2,205,853	2,165,694	2,018,517	2	9
Premises and equipment, net	5,516	5,744	6,526	(4)	(15)
Accrued interest receivable	10,683	10,482	9,871	2	8
Servicing assets	9,834	10,057	10,848	(2)	(9)
Company owned life insurance	23,794	23,616	23,084	1	3
Deferred tax assets, net	12,417	12,438	13,183	0	(6)
Other real estate owned ("OREO")	—	—	1,237	—	(100)
Operating right-of-use assets	8,253	8,804	6,930	(6)	19
Other assets	26,300	24,644	20,362	7	29
Total assets	$2,698,627	$2,650,226	$2,512,971	2%	7%
Liabilities and Shareholders' Equity
Liabilities:
Noninterest-bearing	$546,550	$520,865	$552,797	5%	(1)%
Money market and others	398,756	388,066	385,080	3	4
Time deposits greater than $250	743,153	683,956	610,783	9	22
Other time deposits	638,835	687,660	641,211	(7)	0
Total deposits	2,327,294	2,280,547	2,189,871	2	6
FHLB advances	75,000	75,000	75,000	—	—
Subordinated note	24,607	24,586	—	0	NM
Accrued interest payable	15,181	14,595	14,994	4	1
Operating lease liabilities	10,508	11,175	9,193	(6)	14
Other liabilities	13,326	16,430	13,824	(19)	(4)
Total liabilities	2,465,916	2,422,333	2,302,882	2	7
Shareholders' equity:
Common stock	73,018	73,018	73,697	—	(1)
Additional paid-in capital	11,995	11,849	11,371	1	5
Retained earnings	158,730	153,283	138,563	4	15
Accumulated other comprehensive loss, net of tax	(11,032)	(10,257)	(13,542)	8	(19)
Total shareholders’ equity	232,711	227,893	210,089	2	11
Total liabilities and shareholders' equity	$2,698,627	$2,650,226	$2,512,971	2%	7%

Shares of common stock outstanding, at period-end	14,894,239	14,889,540	14,914,261	0%	0%
Book value per share	$15.62	$15.31	$14.09	2%	11%
Stockholders' equity to asset ratio	8.62%	8.60%	8.36%	0%	3%

NM — Not meaningful

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Three Months Ended			% or Basis Point Change 1Q2026 vs.
	1Q2026	4Q2025	1Q2025	4Q2025		1Q2025
Interest income
Interest and fees on loans	$34,879	$35,921	$31,689	(3)%		10%
Interest on AFS debt securities	1,761	1,680	1,496	5		18
Other interest income	1,897	1,681	1,674	13		13
Total interest income	38,537	39,282	34,859	(2)		11
Interest expense
Interest on deposits	16,845	17,324	16,608	(3)		1
Interest on borrowings	679	817	833	(17)		(18)
Interest on subordinated note	490	278	—	76		100
Total interest expense	18,014	18,419	17,441	(2)		3
Net interest income	20,523	20,863	17,418	(2)		18
Provision for credit losses	412	463	736	(11)		(44)
Net interest income after provision for credit losses	20,111	20,400	16,682	(1)		21
Noninterest income
Service charges on deposits	463	462	1,000	0		(54)
Loan servicing fees, net of amortization	722	650	1,007	11		(28)
Gains on sale of loans	2,050	1,573	2,019	30		2
Other income	797	733	790	9		1
Total noninterest income	4,032	3,418	4,816	18		(16)
Noninterest expense
Salaries and employee benefits	9,276	9,244	8,776	0		6
Occupancy and equipment	1,811	1,919	1,581	(6)		15
Data processing and communication	411	591	296	(30)		39
Professional fees	399	549	407	(27)		(2)
FDIC insurance and regulatory assessments	418	362	487	15		(14)
Promotion and advertising	120	(9)	156	NM		(23)
Directors’ fees	144	148	180	(3)		(20)
Foundation donation and other contributions	725	707	556	3		30
Other expenses	929	782	1,375	19		(32)
Total noninterest expense	14,233	14,293	13,814	0		3
Income before income tax expense	9,910	9,525	7,684	4		29
Income tax expense	2,676	2,487	2,124	8		26
Net income	$7,234	$7,038	$5,560	3%		30%

EPS - basic	0.49	0.47	0.37	2	bps	12	bps
EPS - diluted	0.48	0.47	0.37	1	bps	11	bps

Weighted average shares:
- Basic	14,890,929	14,886,681	14,857,234	0%		0%
- Diluted	14,930,173	14,915,677	14,857,234	0		0

ROAA (1)	1.08%	1.07%	0.92%	1 bps		16 bps
ROAE (1)	12.56	12.53	10.73	3 bps		183 bps
Efficiency ratio (2)	57.97	58.87	62.13	(90) bps		(416) bps

NM — Not meaningful
(1)Annualized.
(2)Represents noninterest expense divided by the sum of net interest income and noninterest income.

ASSET QUALITY

($ in thousands)	As of and For the Three Months Ended
	1Q2026	4Q2025	1Q2025
Nonaccrual loans (1)(2)	$18,297	$14,071	$10,412
Loans 90 days or more past due, accruing	—	—	—
Nonperforming loans	18,297	14,071	10,412
OREO	—	—	1,237
Nonperforming assets	$18,297	$14,071	$11,649

Criticized loans (3) by risk categories:
Special mention loans	$10,141	$10,885	$7,190
Classified loans (4)	23,094	21,175	15,865
Total criticized loans	$33,235	$32,060	$23,055

Nonperforming loans to gross loans	0.82%	0.64%	0.51%
Nonperforming assets to gross loans & OREO	0.82	0.64	0.57
Nonperforming assets to total assets	0.68	0.53	0.46
Classified loans to gross loans	1.03	0.97	0.78
Criticized loans to gross loans	1.49	1.46	1.13

Allowance for credit losses ratios:
As a % of gross loans	1.27%	1.28%	1.24%
As a % of nonperforming loans	155	199	244
As a % of nonperforming assets	155	199	218
As a % of classified loans	123	132	160
As a % of criticized loans	85	87	110

Net (recoveries) charge-offs	$(31)	$(158)	$115
Net (recoveries) charge-offs (5) to average gross loans	(0.01)%	(0.03)%	0.02%

(1)Excludes loans held-for-sale.
(2)Excludes the guaranteed portion of loans totaling $30.8 million, $20.9 million and $14.3 million as of March 31, 2026, December 31, 2025 and March 31, 2025, respectively.
(3)Excludes the guaranteed portion of loans totaling $35.9 million, $27.3 million and $17.2 million as of March 31, 2026, December 31, 2025 and March 31, 2025, respectively.
(4)Consists of substandard, doubtful and loss categories.
(5)Annualized.

($ in thousands)	1Q2026	4Q2025	1Q2025
Accruing delinquent loans 30-89 days past due by loan type (1) :
CRE	$—	$—	$—
SBA	5,374	2,562	2,483
C&I	9	—	—
Home mortgage	3,911	557	3,969
Total 30-59 days	9,294	3,119	6,452

CRE	—	—	—
SBA	—	1,168	—
C&I	17	—	—
Home mortgage	—	2,005	—
Total 60-89 days	17	3,173	—

CRE	—	—	—
SBA	5,374	3,730	2,483
C&I	26	—	—
Home mortgage	3,911	2,562	3,969
Total accruing delinquent loans 30-89 days past due	$9,311	$6,292	$6,452

Nonaccrual loans (2) by loan type:
CRE	$7,307	$3,424	$1,937
SBA	10,597	9,840	6,371
C&I	393	218	—
Home mortgage	—	589	2,104
Total nonaccrual	$18,297	$14,071	$10,412

Criticized loans(3) by loan type:
CRE	$10,057	$10,364	$8,988
SBA	20,016	18,218	11,574
C&I	1,620	1,338	389
Home mortgage	1,542	2,140	2,104
Total criticized	$33,235	$32,060	$23,055

(1)Excludes the guaranteed portion of loans totaling $947 thousand and $3.2 million as of March 31, 2026 and December 31, 2025, respectively. There was no guaranteed portion as of March 31, 2025.
(2)Excludes the guaranteed portion of loans that were in liquidation totaling $30.8 million, $20.9 million and $14.3 million as of March 31, 2026, December 31, 2025 and March 31, 2025, respectively.
(3)Excludes the guaranteed portion of loans that were in liquidation totaling $35.9 million, $27.3 million and $17.2 million as of March 31, 2026, December 31, 2025 and March 31, 2025, respectively.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	For the Three Months Ended
	1Q2026			4Q2025			1Q2025
($ in thousands)	Average Balance	Interest Income/Expense	Average Yield/Rate(1)	Average Balance	Interest Income/Expense	Average Yield/Rate(1)	Average Balance	Interest Income/Expense	Average Yield/Rate(1)
Interest-earning assets:
Interest-bearing deposits in other banks	$145,013	$1,326	3.66%	$135,883	$1,360	3.92%	$124,069	$1,372	4.42%
Other investments	17,232	571	13.24	17,186	321	7.46	16,469	302	7.33
AFS debt securities, at fair value	205,247	1,761	3.43	198,335	1,680	3.39	184,649	1,496	3.24
CRE	1,154,515	17,814	6.26	1,119,031	17,616	6.25	1,000,426	14,980	6.07
SBA	292,821	5,980	8.28	282,501	6,557	9.21	265,953	6,207	9.47
C&I	212,941	3,552	6.77	220,274	3,846	6.93	212,106	3,778	7.22
Home mortgage	565,185	7,508	5.31	581,824	7,889	5.42	526,326	6,718	5.11
Consumer and other	1,287	25	7.99	602	13	8.75	233	6	9.75
Loans (2)	2,226,749	34,879	6.33	2,204,232	35,921	6.48	2,005,044	31,689	6.39
Total interest-earning assets	2,594,241	38,537	6.00	2,555,636	39,282	6.11	2,330,231	34,859	6.04
Noninterest-earning assets	76,830			79,743			77,823
Total assets	$2,671,071			$2,635,379			$2,408,054

Interest-bearing liabilities:
Money market deposits and others	$393,242	$3,009	3.10%	$389,958	$3,241	3.30%	$353,804	$3,085	3.54%
Time deposits	1,390,491	13,836	4.04	1,342,337	14,083	4.16	1,208,032	13,523	4.54
Total interest-bearing deposits	1,783,733	16,845	3.83	1,732,295	17,324	3.97	1,561,836	16,608	4.31
Borrowings	75,834	679	3.63	86,905	817	3.73	78,944	833	4.28
Subordinated note	24,600	490	7.97	13,896	278	7.99	—	—	—
Total interest-bearing liabilities	1,884,167	18,014	3.88	1,833,096	18,419	3.99	1,640,780	17,441	4.31
Noninterest-bearing liabilities:
Noninterest-bearing deposits	516,722			532,695			522,054
Other noninterest-bearing liabilities	39,756			44,985			38,014
Total noninterest-bearing liabilities	556,478			577,680			560,068
Shareholders’ equity	230,426			224,603			207,206
Total liabilities and shareholders’ equity	$2,671,071			$2,635,379			$2,408,054

Net interest income / interest rate spreads		$20,523	2.12%		$20,863	2.12%		$17,418	1.73%
Net interest margin			3.19%			3.25%			3.01%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$2,300,455	$16,845	2.97%	$2,264,990	$17,324	3.03%	$2,083,890	$16,608	3.23%
Total funding liabilities / cost of funds	2,400,889	18,014	3.04	2,365,791	18,419	3.09	2,162,834	17,441	3.27

(1)Annualized.
(2)Includes loans held-for-sale.